Exhibit 10.18.2

AMENDMENT TO THE

GLOBAL WATER RESOURCES, INC.

FIRST AMENDED AND RESTATED

STOCK APPRECIATION RIGHTS PLAN

Global Water Resources, Inc., a Delaware corporation (the “Corporation”), previously established the Global Water Resources, Inc. Stock Appreciation Rights Plan, which was most recently amended and restated in its entirety effective as of March 23, 2015 (the “Plan”). The Corporation is being restructured by (i) being the surviving entity in a merger with its largest stockholder, GWR Global Water Resources Corp., a British Columbia corporation traded on the Toronto Stock Exchange (“GWRC”), and (ii) undertaking a “going public” transaction resulting in the Corporation’s shares of Common Stock being listed on NASDAQ. By adoption of this Amendment, the Corporation now desires to amend the Plan to reflect the merger with GWRC and its going public transaction, effective immediately prior to the date such transactions close (the “Effective Date”), as set forth below.

1. This Amendment shall be effective as of the Effective Date.

2. The second sentence of Section 1.1 (General Purpose) is hereby amended and restated as follows:

The purposes of the Plan are to (a) enable the Company to attract and retain the types of Employee who will contribute to the long range success of the Company; (b) provided incentive that align the interest of Employees with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

3. Section 5.4 of the Plan is hereby deleted in its entirety.

4. The Glossary of the Plan is hereby amended by amending or inserting (as applicable) the following definitions:

“Change in Control of the Company” means, a “change in the ownership or effective control of a corporation,” or a “change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Code Section 409A (treating the Company as the relevant corporation) provided, however, that for purposes of determining a “change in the effective control,” “50 percent” shall be used instead of “30 percent” and for purposes of determining a “substantial portion of the assets of the corporation,” “85 percent” shall be used instead of “40 percent.” Notwithstanding the foregoing, in the event of either (i) a merger, consolidation, reorganization, share exchange or other transaction as to which the holders of the capital stock of the Company before the transaction continue after the transaction to hold, directly or indirectly through a holding company or otherwise, shares of capital stock of the Company (or other surviving company), as the case may be, representing more than fifty percent (50%) of the value or ordinary voting power to elect directors of the capital stock of the Company (or other surviving company), or (ii) any initial public offering of the Company Common Stock shall not constitute a Change in Control of the Company.

“Fair Market Value” means (i) means the closing sale price of one share of Stock as reported on the NASDAQ (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded) on the date such value is determined or, if Stock is not traded on such date, on the first immediately preceding business day on which Stock is so traded, or (ii) if the Company’s Stock is not traded on NASDAQ (or other securities exchange or automated quotation system on which the Stock is then listed, quoted or traded), the fair market value of Stock on a particular date determined by the reasonable application of reasonable valuation methods or procedures as may be established from time to time by the Board. The Board shall use such procedures to determine fair market value in compliance with Section 409A of the Code and the regulations issued thereunder. Notwithstanding anything in the Plan to the contrary, the Board may not delegate its authority to determine Market Value.

“Stock” means the common stock of the Company.

“NASDAQ” means the NASDAQ Stock Exchange.

5. The Glossary of the Plan is hereby amended by deleting the definition of “GWRC”.

6. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed as of this     day of             , 2016.

Global Water Resources, Inc.

By:

Its:

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